EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the following Registration Statements:

(1)	No. 333-167261 on Form S-8

(2)	No. 333-188274 on Form S-8

of our reports dated February 14, 2018 with respect to the consolidated financial statements of Comerica Incorporated and the effectiveness of internal control over financial reporting of Comerica Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas
April 27, 2018